                                                                     EXHIBIT 4.3



                   PLEDGE, SECURITY AND INTERCREDITOR AGREEMENT

         This PLEDGE, SECURITY AND INTERCREDITOR AGREEMENT, dated as of November 30, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "AGREEMENT"), is made by and among ROADWAY CORPORATION, a Delaware corporation (the "BORROWER"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as collateral agent (together with its successor(s) thereto in such capacity, the "COLLATERAL AGENT") for each of the Secured Parties (as defined below) and as administrative agent (together with its successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT") under the Credit Agreement (as defined below), and SUNTRUST BANK, as trustee (together with its successor(s) thereto in such capacity, the "TRUSTEE") under the Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (the "CREDIT AGREEMENT"), among the Borrower, the financial institutions from time to time parties thereto (the "LENDERS"), and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrower;

         WHEREAS, pursuant to that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "INDENTURE"), among the Borrower, the Subsidiary Guarantors (as defined therein) and the Trustee, as trustee for the holders (the "HOLDERS") of the Senior Notes (as hereinafter defined), the Borrower will issue its 8.25% Senior Notes due 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, including all notes issued in exchange or substitution therefor upon the registration of such notes pursuant to the Securities Act of 1933, as amended, or otherwise, the "SENIOR NOTES") in the aggregate principal amount of $225,000,000; and

         WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition precedent to the making of the Credit Extensions under the Credit Agreement and the purchase of the Senior Notes by the initial Holder(s) thereof; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce (a) the Lenders and the Issuer to enter into the Credit Agreement and make Credit Extensions to the Borrower pursuant thereto, (b) the Holders to purchase the Senior Notes and (c) the Secured Hedging Counterparties to enter into Rate Protection Agreements, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "ADMINISTRATIVE AGENT" is defined in the preamble.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly,

                  (a) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable); or

                  (b) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "AGREEMENT" is defined in the preamble.

         "BORROWER" is defined in the preamble.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the date hereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "COLLATERAL" is defined in SECTION 2.1.

         "COLLATERAL AGENT" is defined in the preamble.

         "COLLATERAL AGENT'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Collateral Agent or any of its Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties;

                  (b) any investigation, claim, litigation, or proceeding related to personal injury arising from exposure or alleged exposure to Hazardous Materials handled by the Borrower or any of its Subsidiaries;

                  (c) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12 of the Credit Agreement or Section 2(l) of the Purchase Agreement, dated as of November __, 2001, among the Borrower, certain Subsidiaries thereof as guarantors and the initial purchasers of the Notes;

                  (d) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws; or

                  (e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, Release or threatened Release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "COLLATERAL DOCUMENTS" means this Agreement and the Foreign Pledge Agreements, if any.

         "COMMITMENTS" means the commitments of the Issuer and the Lenders to make Credit Extensions and participate, in the case of the Lenders, in the Credit Extensions consisting of Letters of Credit.

         "CREDIT AGREEMENT" is defined in the FIRST RECITAL, as the same may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, refinancing and replacements thereof, including any agreement or agreements, (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby (ii) adding or deleting borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder and/or (iv) increasing the amount of letters of credit issued thereunder or that may be issued thereunder.

         "CREDIT DOCUMENTS" means, collectively, the Credit Agreement and the other Loan Documents.

         "CREDIT EXTENSIONS" means, collectively, the loans made by the Lenders to the Borrower and the Letters of Credit issued by the Issuer for the account of the Borrower and its Subsidiaries (and participated in by the Lenders), in each case, under the Credit Agreement.

         "CSFB" is defined in the preamble.

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



         "DEFAULT" means a Default as defined in the Credit Agreement or the Indenture, as the case may be.

         "DISTRIBUTIONS" means all non-cash dividends paid on Capital Stock constituting Collateral, liquidating dividends paid on such Capital Stock, shares of such Capital Stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any such Capital Stock, but excluding Dividends.

         "DIVIDENDS" means cash dividends and cash distributions with respect to any Capital Stock constituting Collateral that are not a liquidating dividend.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "ENFORCEMENT" means the taking by any Secured Party of any action to repossess any of the Collateral or to commence judicial or nonjudicial enforcement of any of its rights and remedies with respect to the Collateral.

         "ENVIRONMENTAL LAWS" means all applicable foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations, consent decrees and administrative orders relating to public health and safety and protection of the environment, including the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the Hazardous Materials Transportation Act, as amended, any so-called "Superfund" and "Superlien" law (including those already referenced in this definition), and any other law having a similar subject matter.

         "EVENT OF DEFAULT" means an Event of Default as defined in the Credit Agreement or the Indenture, as the case may be.

         "FOREIGN PLEDGE AGREEMENT" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Borrower or any of its direct Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary or desirable under the laws of organization or incorporation of a direct Subsidiary of the Borrower to further protect or perfect the Lien on and security interest in any Collateral.

         "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "HAZARDOUS MATERIAL" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c) any solid waste that is generated in the diagnosis, treatment (e.g., provision of medical services) or immunization of human beings or animals, in research pertaining thereto, or in the production or testing of biologicals; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable foreign, federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "HOLDERS" is defined in the SECOND RECITAL.

         "INCLUDING" and "INCLUDE" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "INDENTURE" is defined in the SECOND RECITAL.

         "ISSUER" means the issuer of the Letters of Credit under the Credit Agreement.

         "LENDERS" is defined in the FIRST RECITAL.

         "LETTERS OF CREDIT" means the letters of credit issued under the Credit Agreement.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "LIQUIDATION PROCEEDS" means the net proceeds received or receivable in respect of any sale, exchange, transfer, liquidation, collection or other disposition of Collateral which is not permitted under SECTION 7.2.10 of the Credit Agreement.

         "LOANS" means the loans made under the Credit Agreement.

         "PERMITTED LIENS" means

                  (a) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under the Credit Agreement or the Indenture and

                  (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

         "PERSON" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "RATABLE" or "RATABLY" means, with respect to any Secured Party at any date of determination thereof, the percentage derived by dividing (i) the total, without duplication, of all outstanding Secured Obligations (whether by virtue of acceleration or otherwise) under or in respect of the Secured Documents held or administered by such Secured Party by (ii) the aggregate amount of all outstanding Secured Obligations.

         "RATE PROTECTION AGREEMENT" means any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender (each, a "SECURED HEDGING COUNTERPARTY").

         "RELEASE" means a "release" as such term is defined in CERCLA.

         "REQUIRED SECURED PARTIES" means, as of any date of determination,

                  (a) if any Credit Extension or Commitment is outstanding on such date, "Required Lenders", as such term is defined in and determined under the Credit Agreement; PROVIDED that if any amendment, waiver, supplement or other modification or request or direction to be determined by the Required Lenders would otherwise require the unanimous consent of all Lenders under Section 10.1 of the Credit Agreement, then "Required Lenders" shall be deemed to mean all Lenders); PROVIDED FURTHER that if any amendment, waiver, supplement or other modification hereto or to any other Collateral Document that is to be consented to, or any request or direction (including any direction in respect of any Enforcement) that is to be given to the Collateral Agent, by the "Required Secured Parties" would have an adverse and disproportionate effect on the Holders, such amendment, waiver, supplement or other modification or request or direction, as the case may be, shall also require the consent of the Holders holding a majority of the outstanding principal amount of the Senior Notes; PROVIDED FURTHER that the release of any Collateral shall not in and of itself be deemed to result in an adverse and disproportionate effect on the Holders; and

                  (b) if no Credit Extensions and no Commitments are outstanding on such date, the Holders holding a majority of the outstanding principal amount of the Senior Notes.

         "SECURED DOCUMENTS" means, collectively, the Credit Documents, the Senior Note Documents, the Rate Protection Agreements and the Collateral Documents.

         "SECURED HEDGING COUNTERPARTY" is defined in the definition of the term "Rate Protection Agreement".

         "SECURED OBLIGATIONS" is defined in SECTION 2.2.

         "SECURED PARTIES" means, collectively, the Collateral Agent, the Administrative Agent (acting for its own benefit and the benefit of the Lenders and the Issuer), the Lenders, the Issuer, the Trustee (acting for its own benefit and the benefit of the Holders), the Holders, the Secured Hedging Counterparties and, in each case, each of their respective successors, transferees and assigns.

         "SENIOR NOTES" is defined in the SECOND RECITAl.

         "SENIOR NOTE DOCUMENTS" means, collectively, the Senior Notes and the Indenture.

         "SPECIFIED EVENT" means the occurrence and continuance of (a) a Default under (i) Section 8.1.9 of the Credit Agreement or (ii) Section 6.01(6) or 6.01(7) of the Indenture or (b) any Event of Default.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership or other entity ("OTHER PERSON") of which more than 50% of the outstanding Voting Stock of such Other Person (irrespective of whether at the time Capital Stock of any other class or classes of such Other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "TERMINATION DATE" means the date on which all Secured Obligations arising under or relating to the Credit Documents have been paid in full in cash, all Letters of Credit have been terminated, expired or cash collateralized, all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

         "TRUSTEE" is defined in the preamble.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED, that if, with respect to any financing or continuation statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Collateral Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Collateral Document and any financing or continuation statement relating to such perfection or effect of perfection or non-perfection.

         "UNITED STATES" or "U.S." means the United States- of America, its fifty states and the District of Columbia.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         SECTION 1.2. OTHER DEFINITIONS. Capitalized terms used but not defined herein and defined in the Credit Agreement are used as defined in the Credit Agreement. Capitalized terms used herein but not defined herein and not defined in the Credit Agreement and defined in the UCC (including Certificated Security, General Intangible, Investment Property, Proceeds and Uncertificated Security) are used as defined in the UCC.

                                   ARTICLE II

                                SECURITY INTEREST

         SECTION 2.1. GRANT OF SECURITY INTEREST. The Borrower hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether tangible or intangible, whether now or hereafter existing, owned or acquired by the Borrower, and wherever located (the "COLLATERAL"):

                  (a) (i) all Investment Property consisting of, or related to, Securities constituting Capital Stock of each direct Subsidiary of Borrower (including the Capital Stock of each such Subsidiary described in ITEMS A, B(1) and C(1) of SCHEDULE I hereto (as such Schedule may be further supplemented by the Borrower and accepted by the Collateral Agent)) and (ii) all General Intangibles consisting of, or related to, Capital Stock of each direct Subsidiary of the Borrower that is a limited liability company or partnership whose Capital Stock does not comprise a Security (including the Capital Stock of each such Subsidiary described in ITEMS B(2) and C(2) of Schedule I hereto (as such Schedule may be further supplemented by the Borrower and accepted by the Collateral Agent));

                  (b) all other Capital Stock issued from time to time by any direct Subsidiary of the Borrower whether constituting Securities or General Intangibles;

                  (c) all Dividends, Distributions, interest, and other payments and rights with respect to any of the Collateral described in CLAUSES
         (a) and (b) above; and

                  (d) all Proceeds, products, offspring, rents, issues, profits, returns and income of and from any and all of the foregoing Collateral (including Proceeds which constitute property of the types described in CLAUSES (a) through (c)).

Notwithstanding the foregoing, "Collateral" shall not include (a) more than 65% of the shares of the Capital Stock of any direct Foreign Subsidiary of the Borrower if such Foreign Subsidiary is not required to guarantee the Obligations of the Borrower under the Credit Agreement or any other Loan Document or (b) any Capital Stock of any direct Subsidiary of the Borrower that is a Non-Material Subsidiary.

         SECTION 2.2. SECURITY FOR SECURED OBLIGATIONS. This Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Borrower secure the payment of all obligations of the Borrower now or hereafter existing under the Secured Documents, including all outstanding Loans, Senior Notes, Letters of Credit (and unreimbursed reimbursement obligations arising in connection with draws thereon), interest (including interest accruing after the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or Section 6.01(6) or 6.01(7) of the Indenture, whether or not a claim for post- filing or post-petition interest is allowed or allowable under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, reimbursement and indemnification obligations and all other amounts outstanding under any Secured Document (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. paragraph Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. paragraph Sections 502(b) and 506(b)) (collectively, the "SECURED OBLIGATIONS").

         SECTION 2.3. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding:

                  (a) the Borrower shall remain liable under all limited liability company agreements and partnership agreements of each of its direct Subsidiaries that are limited liability companies and partnerships whose Capital Stock are included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such limited liability company agreements and partnership agreements to the same extent as if this Agreement had not been executed;

                  (b) the exercise by the Collateral Agent of any of its rights hereunder will not release the Borrower from any of its duties or obligations under any such limited liability company agreements and partnership agreements; and

                  (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.4. DIVIDENDS ON COLLATERAL CONSISTING OF CAPITAL STOCK. In the event that any Dividend with respect to any Capital Stock pledged hereunder is permitted to be paid, such Dividend or payment may be paid directly to the Borrower unless a Specified Event has occurred and is then continuing, in which case, payment shall be made to the Collateral Agent (provided that if payment is made to the Borrower when a Specified Event has occurred and is then continuing, then the Borrower shall hold the same segregated and in trust for the benefit of the Collateral Agent until paid to the Collateral Agent in accordance with
Section 4.1.4 hereto).

                                   ARTICLE III

                             REPRESENTATIONS AND WARRANTIES

         In order to induce (a) the Lenders and the Issuer to enter into the Credit Agreement and make Credit Extensions to the Borrower pursuant thereto,
(b) the Holders to purchase the Senior Notes and (c) the Secured Hedging Counterparties to enter into Rate Protection Agreements, the Borrower represents and warrants to each Secured Party as set forth below.

         SECTION 3.1. AS TO CAPITAL STOCK OF THE SUBSIDIARIES. With respect to any direct Subsidiary of the Borrower (other than any such Subsidiary that is a Non-Material Subsidiary) that is

                  (a) a corporation, business trust, joint stock company or similar Person, all Capital Stock issued by such Subsidiary are represented by Certificated Securities; and

                  (b) a limited liability company or partnership, all Capital Stock issued by such Subsidiary are either (i) Certificated Securities that are issued pursuant to a provision contained in the limited liability company agreement that expressly provides that such Capital Stock are "certificated securities" governed by Article 8 of the UCC or
         (ii) General Intangibles.

The percentage of the issued and outstanding Capital Stock of each direct Subsidiary pledged by the Borrower hereunder as of the date of this Agreement is as set forth on SCHEDULE I hereto.

         SECTION 3.2. LOCATION OF COLLATERAL, ETC. The Borrower does not have any trade names other than those set forth in Item A of SCHEDULE II hereto. During the four months preceding the date hereof, the Borrower has not been (a) known by any legal name different from the one set forth on the signature page hereto, (b) incorporated (or formed) under the laws of any State other than the State of Delaware or (c) the subject of any merger or other corporate reorganization, except as set forth in Item B of SCHEDULE II hereto. The Borrower's federal taxpayer identification numbers is (and, during the four months preceding the date hereof, the Borrower has not had a federal taxpayer identification number different from the number) set forth in ITEM C of SCHEDULE II hereto.


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



         SECTION 3.3. OWNERSHIP, NO LIENS, ETC. The Borrower owns its Collateral free and clear of any Lien, except for Liens created by this Agreement and Permitted Liens. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Collateral Agent relating to this Agreement.

         SECTION 3.4. AS TO CAPITAL STOCK. In the case of any Collateral consisting of Capital Stock, all of such Capital Stock is duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of Capital Stock of the issuer thereof (or, in the case of where such issuer is a Foreign Subsidiary, less than all of such shares, to the extent permitted by the last sentence of SECTION 2.1). None of the Collateral is subject to any option to purchase or similar right of any Person. The Borrower is not and will not become a party to or otherwise be bound by any agreement that restricts in any manner the rights of any present or future holder of any Collateral with respect thereto. The Borrower has no direct Subsidiaries that are not Non-Material Subsidiaries other than the Subsidiaries whose Capital Stock is pledged hereunder, except as set forth in Item D of
SCHEDULE I hereto.

         SECTION 3.5. ORGANIZATION, ETC. The Borrower is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 3.6. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, its participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by it of the agreements executed and delivered by it in connection with the Transaction are in each case within its powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any (i) Organic Document of the Borrower, (ii) contractual restriction binding on or affecting the Borrower, (iii) court decree or order binding on or affecting the Borrower or (iv) law or governmental regulation binding on or affecting the Borrower; or

                  (b) result in, or require the creation or imposition of, any Lien on the Borrower's properties (except as permitted by this Agreement).

         SECTION 3.7. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the date of this Agreement will be, duly obtained or made and which are, or on the date of this Agreement will be, in full force and effect) is required for:

                  (a) the grant by the Borrower of the security interest granted hereby, the pledge by the Borrower of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Borrower;

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



                  (b) the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder;

                  (c) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement, or, except (i) with respect to any Capital Stock issued by a direct Subsidiary of the Borrower, as may be required in connection with a disposition of such Capital Stock by laws affecting the offering and sale of Capital Stock generally, the remedies in respect of the Collateral pursuant to this Agreement and (ii) any "change of control" or similar filings required by state licensing agencies; or

                  (d) the due execution, delivery or performance by the Borrower of this Agreement.

The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.8. VALIDITY, ETC.

         (a) This Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         (b) This Agreement and the pledge of the Collateral pursuant to this Agreement, (i) in the case of Collateral consisting of Certificated Securities, together with the delivery of such Collateral to the Collateral Agent (together with undated and duly executed stock powers or other instruments of transfer), creates a valid and perfected and first-priority security interests in such Collateral securing payment of the Secured Obligations and (ii) in the case of Collateral other than Collateral consisting of Certificated Securities pledged hereunder, together with the filing of the financing statements provided by the Borrower to the Collateral Agent in the offices described on such financing statements, creates a valid and perfected and (subject to any Permitted Liens) first-priority security interests in such Collateral securing payment of the Secured Obligations.

                                   ARTICLE IV

                                    COVENANTS

         The Borrower covenants and agrees that, until the Termination Date, the Borrower will perform, comply with and be bound by the obligations set forth below.

         SECTION 4.1. CAPITAL STOCK OF DIRECT SUBSIDIARIES.

         SECTION 4.1.1. GENERALLY. The Borrower shall not allow any of its direct Subsidiaries that is:

                  (a) a corporation, business trust, joint stock company or similar Person, to issue any Uncertificated Securities; and

                  (b) a partnership or limited liability company, to (i) issue Capital Stock that is to be dealt in or traded on securities exchanges or in securities markets, (ii) issue Capital Stock that is certificated other than Certificated Securities pursuant to a provision contained in the partnership agreement or limited liability company agreement that expressly provides that the Capital Stock of such partnership or limited liability company, as the case may be, shall be evidenced by Certificate Securities governed by Article 8 of the UCC, or (iii) place such Subsidiary's Capital Stock in a securities account.

         SECTION 4.1.2. STOCK POWERS, ETC. The Borrower agrees that all Collateral consisting of Capital Stock that are Certificated Securities delivered by the Borrower pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent. The Borrower will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to such Certificated Securities as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence of any Event of Default, promptly transfer any Collateral consisting of Capital Stock into the name of any nominee designated by the Collateral Agent.

         SECTION 4.1.3. CONTINUOUS PLEDGE. The Borrower will deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis all Collateral consisting of Capital Stock and following the occurrence and during the continuance of a Specified Event, all Dividends and Distributions with respect thereto, and all Proceeds and rights from time to time received by or distributable to the Borrower in respect of any of the foregoing Collateral.

         SECTION 4.1.4. VOTING RIGHTS; DIVIDENDS, ETC. The Borrower agrees:

                  (a) promptly upon receipt of notice from the Collateral Agent of the occurrence and continuance of a Specified Event and without any request therefor by the Collateral Agent, so long as such Specified Event shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends and Distributions with respect to Collateral consisting of Capital Stock, and all Proceeds of the Collateral, in each case thereafter received by the Borrower, all of which shall be held by the Collateral Agent as additional Collateral; and

                  (b) with respect to Collateral consisting of general partner interests or limited liability company interests, modifications to the respective partnership agreements or limited liability company agreements to admit the Collateral Agent as a general partner or member, respectively, immediately upon the occurrence and continuance of a Specified Event and so long as the Collateral Agent has notified the Borrower of the Collateral Agent's intention to exercise its voting power under this clause,

                           (i) that the Collateral Agent may exercise (to the
                  exclusion of the Borrower) the voting power and all other incidental rights of ownership with respect to any Collateral consisting of Capital Stock and the Borrower hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such Capital Stock; and

                           (ii) to promptly deliver to the Collateral Agent such
                  additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, payment intangibles and Proceeds which may at any time and from time to time be held by the Borrower but which the Borrower is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Borrower separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless a Specified Event shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (b), the Borrower will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Collateral Agent will, upon the written request of the Borrower, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Borrower which are necessary to allow the Borrower to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Borrower that would impair any such Collateral or be inconsistent with or violate any provision of any Secured Document.

         SECTION 4.2. NOTICE OF FUNDAMENTAL CHANGES. The Borrower shall not change its state of incorporation or formation or its name, identity or organizational structure such that any financing statement filed to perfect the Collateral Agent's interests under this Agreement would become seriously misleading, unless the Borrower shall have given the Collateral Agent not less than 10 days' prior notice of such change (provided that this Section shall not be deemed to authorize any change or transaction prohibited under any Secured Document).

         SECTION 4.3. FURTHER ASSURANCES, ETC. The Borrower agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will

                  (a) from time to time, upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Specified Event promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent;

                  (b) execute and file (or cause to be filed) such documents (including financing and continuation statements), instruments or notices as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

                  (c) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis, all Collateral consisting of Certificated Securities and following the occurrence and during the continuance of a Specified Event, all Dividends and Distributions with respect to all Collateral consisting of Capital Stock, and all Proceeds and rights from time to time received by or distributable to the Borrower in respect of any of the Collateral;

                  (d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any Capital Stock constituting Collateral; and

                  (e) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. The Borrower agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                    ARTICLE V

                                PRIORITY OF LIENS

         Notwithstanding the date or manner of, or order of perfection of, or the date of incurrence of the debt being secured by, the Liens on the Collateral in favor of any of the Secured Parties, and notwithstanding any provisions of the UCC, any applicable law or decision, any Secured Document, or whether the Administrative Agent, the Trustee, any Secured Hedging Counterparty or any other Secured Party has possession of all or any part of the Collateral, all such Liens, as between each Secured Party, on the one hand, and each other Secured Party, on the other hand, shall be treated by the Collateral Agent and each other party hereto as having equal priority and shall at all times be shared by all Secured Parties.

                                   ARTICLE VI

                           ENFORCEMENT; LIQUIDATION PROCEEDS

         SECTION 6.1. EXCLUSIVE RIGHT TO COMMENCE ENFORCEMENT. The Collateral Agent shall have the exclusive right to commence Enforcement against all or any portion of the Collateral. The Collateral Agent shall act at the sole direction of the Required Secured Parties against the Collateral. Each Secured Party acknowledges and agrees that with respect to any Enforcement commenced by the Collateral Agent in compliance with the provisions hereof, (i) no Secured Party shall have any right to direct or participate in any aspect of such Enforcement, except as otherwise specifically provided in this Section 6.1 or as the Collateral Agent otherwise elects, (ii) the time, place and manner of any such Enforcement and the price at which any of the Collateral which is the subject of such Enforcement is liquidated, as well as all other details of such Enforcement, shall be determined in the discretion of the Collateral Agent unless otherwise directed in writing by the Required Secured Parties and (iii) no Secured Party shall have any claim or action against any other Secured Party with respect to any such Enforcement or with respect to the amount of Liquidation Proceeds realized as a result of any such Enforcement. Each Secured Party agrees that it shall not contest or support any other Person in contesting in any proceeding (including, in any bankruptcy, moratorium, reorganization or other insolvency proceeding) the legality, validity, binding effect, priority, enforceability or effectiveness of the Collateral Agent's first priority perfected lien on any of the Collateral or prevent any action taken by the Collateral Agent to foreclose on the Collateral or enforce the security interests and liens of the Secured Parties.

         SECTION 6.2. ALLOCATION OF LIQUIDATION PROCEEDS. Liquidation Proceeds derived from a disposition of the Collateral shall be paid to the Collateral Agent and applied by the Collateral Agent to the payment of the Secured Obligations as follows:

         FIRST: To the outstanding costs, expenses and fees of the Collateral Agent that are required to be paid to the Collateral Agent hereunder or under any other Secured Document;

         SECOND: Ratably to the outstanding costs, expenses and fees of the Administrative Agent and the Trustee that are required to be paid, in the case of the Administrative Agent, under the Credit Documents and in the case of the Trustee, the Senior Note Documents;

         THIRD: Ratably to (a) interest then due and payable to each Lender and each Holder in respect of the outstanding Loans and Senior Notes, respectively, (b) letter of credit fees then due and payable to the Issuer (and each Lender having a participation in each Letter of Credit), (c) fees then due and payable to each Lender in respect of its Commitments under the Credit Agreement and (d) all amounts then due and payable to each Secured Hedging Counterparty (other than net settlement amounts arising solely in connection with an early termination or settlement of each Rate Protection Agreement to which such Secured Hedging Counterparty is a party);

         FOURTH: Ratably to (a) principal (and related breakage costs) then due and payable to each Lender and each Holder in respect of the outstanding Loans and Senior Notes, respectively, (b) (i) the cash collateralization of Letters of Credit to the extent then required under the Credit Agreement and (ii) outstanding reimbursement obligations arising under all drawn Letters of Credit, in each case, to the Issuer (and each Lender having a participation therein) and (c) net settlement amounts then due and payable to each Secured Hedging Counterparty in respect of each Rate Protection Agreement to which such Secured Hedging Counterparty is a party (but without duplication of any amounts paid thereto under CLAUSE (d) of clause THIRD above);

         FIFTH: Ratably to the payment of any other amounts then due and payable to the Secured Parties under any Secured Document; and

         SIXTH: To the Borrower or whomsoever may be lawfully entitled to receive such surplus.


'                                  ARTICLE VII

                         CERTAIN RESTRICTIONS AND AGREEMENTS

         SECTION 7.1.   TURNOVER; ETC.

         (a) Each of the Secured Parties agrees that if such Secured Party acquires custody, control or possession of any Collateral or Liquidation Proceeds therefrom, other than pursuant to the terms of this Agreement, then such Secured Party in custody, control or possession of such Collateral or receiving such Liquidation Proceeds shall promptly turn over such Collateral and/or remit such Liquidation Proceeds to the Collateral Agent who shall maintain custody, control and possession in accordance with the terms hereof and/or commence an Enforcement against such Collateral in accordance with the terms of SECTION 6.1 and/or distribute such Liquidation Proceeds in accordance with the terms of SECTION 6.2. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral and proceeds in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, prior to the occurrence and continuance of a Specified Event, no Secured Party shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Secured Obligations paid or prepaid by the Borrower to it (and not obtained by it through any Enforcement) in accordance with the terms of the Credit Agreement.

         (b) The Secured Parties agree that the provisions of this Agreement with respect to allocations and distributions of Liquidation Proceeds to the Secured Parties shall prevail notwithstanding any event or circumstances, including in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's security interest in or lien on the Collateral is avoided in whole or in part or is enforced with respect to some, but not all of the Secured Obligations then outstanding. In furtherance of the foregoing, the Secured Parties agree that none of them shall be entitled to benefit from any avoidance affecting or otherwise relating to any distribution or allocation made in accordance with SECTION 6.2 or any other provisions of this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over to the Person required to return monies or property to the Borrower in connection with such avoidance action.

         SECTION 7.2. NOTICES OF DEFAULTS AND INFORMATION REGARDING THE SECURED OBLIGATIONS.

         (a) Each of the Administrative Agent and the Trustee agrees to give the Collateral Agent copies of any notice of the occurrence or existence of any Default or Event of Default which the Administrative Agent or the Trustee, as the case may be, sends to the Borrower, simultaneously with the sending of such notice to the Borrower, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The delivery of such notice shall not give the Collateral Agent the obligation to cure such default or constitute notice by the Borrower to the Collateral Agent of any Default or Event of Default under the Secured Documents.

         (b) At the request of the Collateral Agent, the Administrative Agent, the Trustee and each Secured Hedging Counterparty, as applicable, shall provide the Collateral Agent with a certificate of an authorized officer thereof as to any and all information that the Collateral Agent may request regarding the Secured Obligations then owing to or held by such Secured Party or the Secured Parties on whose behalf such Secured Party acts as agent or trustee (including if requested, the identity of each Secured Party represented by the Administrative Agent or the Trustee, as the case may be, amounts of such Secured Obligations as well as the dates that such Secured Obligations were incurred and are due).

         SECTION 7.3. UCC NOTICES. In the event that any Secured Party shall be required by the UCC or any other applicable law to give notice to the other of an intended disposition of all or any portion of the Collateral, such notice shall be given in accordance with SECTION 9.11 and ten (10) days' notice shall be deemed to be commercially reasonable. The execution of this Agreement by the Administrative Agent and the Trustee shall be deemed to be each party's notice to the other parties hereto of a claim of an interest in the Collateral for the purposes of Section 9-621 of the UCC.

         SECTION 7.4. EVENT OF INSOLVENCY PROCEEDINGS.

         (a) Notwithstanding anything to the contrary in this Agreement but in furtherance hereof, upon the commencement of a case under the Bankruptcy Code by or against the Borrower:

                  (i) this Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Borrower shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity;

                  (ii) although each Secured Party shall retain its right to vote its claims and act in any such case under the Bankruptcy Code (including the right to vote to accept or reject any plan of reorganization or liquidation), such Secured Party agrees not to take any action or vote in any way so as to contest (i) the validity or enforceability of this Agreement or any other Collateral Document, (ii) the validity, priority or enforceability of the Liens granted with respect to the Secured Obligations, and (iii) the relative rights and duties of such Secured Party and the other Secured Parties granted and/or established herein or in any other Collateral Document with respect to such Liens; and

                  (iii) so long as all Secured Obligations have not been paid in full in cash, without the express written consent of the Collateral Agent, no Secured Party shall (i) with respect to any rights under any Secured Document, seek in respect of any part of the Collateral or Proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereof (PROVIDED, HOWEVER, that such Secured Party may seek and receive adequate protection payments so long as any such payments are turned over to the Collateral Agent for use in accordance with the terms of this Agreement), (ii) oppose or object to any other Secured Party obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363, or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by the Borrower, if approved by the Required Secured Parties, (iv) oppose or object to any postpetition financing (including debtor-in-possession financing) provided by any of the Secured Parties or provided by a third party pursuant to Section 364 on terms acceptable to the Required Secured Parties, (v) oppose or object to or withhold consent from the disposition of assets by the Borrower under
         Section 363(b) or (f) of the Bankruptcy Code, if approved by the Required Secured Parties (provided that the interest, if any, which such Secured Party has in the assets shall attach to the Proceeds of such disposition), (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the Secured Parties under this Agreement and the other Collateral Documents under which the Liens and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the Secured Parties or the value of any claims of Secured Parties under
         Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses to the Secured Parties as provided under Section 506(b) and (c) of the Bankruptcy Code.

         (b) The obligations of each Secured Party under this Agreement shall continue to be effective, or to be reinstated, as the case may be, as to any payment in respect of any Secured Obligation that is rescinded or must otherwise be returned by the applicable Secured Party of such Secured Obligation upon the occurrence or as a result of applicable provisions of the Bankruptcy Code, all as though such payment had not be made.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

         SECTION 8.1.   APPOINTMENT, ETC.

         SECTION 8.1.1. ACTIONS. Each Secured Party, by executing and delivering this Agreement and/or by accepting the benefits of this Agreement and the other Collateral Documents, hereby (i) consents to the appointment of the Collateral Agent as agent hereunder and grants to the Collateral Agent all rights and powers necessary for the Collateral Agent to perform its obligations hereunder,
(ii) confirms that the Collateral Agent shall have the authority, subject to the terms of this Agreement, to act as the exclusive agent and attorney- in- fact of such Secured Party to enforce any remedies under or with respect to any Collateral Document, to give or withhold any consent or approval relating to any Collateral or the Collateral Documents or any obligations with respect thereto, and otherwise to take any action on behalf of the Secured Parties contemplated in the Collateral Documents (including exercising remedies) and (iii) agrees that, except as provided in this Agreement, such Secured Party shall not take any action to enforce any of such remedies or give any such consents or approvals relating to any Collateral or the Collateral Documents. Each Secured Party authorizes the Collateral Agent to act on behalf of such Secured Party under this Agreement and each other Collateral Document and, in the absence of other written instructions from the Required Secured Parties received from time to time by the Collateral Agent (with respect to which the Collateral Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Secured Party hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Collateral Agent, pro rata according to such Secured Party's Ratable portion of the Secured Obligations, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of this Agreement or any other Collateral Document, including reasonable attorneys' fees, and as to which the Collateral Agent is not reimbursed by the Borrower; PROVIDED, HOWEVER, that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Collateral Agent's gross negligence or willful misconduct. The Collateral Agent shall not be required to take any action under this Agreement or any other Collateral Document, or to prosecute or defend any suit in respect of this Agreement or any other Collateral Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Collateral Agent shall be or become, in the Collateral Agent's determination, inadequate, the Collateral Agent may call for additional indemnification from the Secured Parties and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 8.1.2. EXCULPATION. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under this Agreement or any other Collateral Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement, any other Collateral Document or any other Secured Document, nor for the creation, perfection or priority of any Liens purported to be created by this Agreement or any other Collateral Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its Secured Obligations. Any such inquiry which may be made by the Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Collateral Agent believes to be genuine and to have been presented by a proper Person (including each certificate delivered to the Collateral Agent by the Administrative Agent, the Trustee or any Secured Hedging Counterparty pursuant to SECTION 7.2(b)).

         SECTION 8.1.3. SUCCESSOR. The Collateral Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower, the Administrative Agent, the Trustee and each Secured Hedging Counterparty. The Secured Parties holding at least two-thirds of the Secured Obligations (the "REMOVING SECURED PARTIES") may remove the Collateral Agent for cause upon at least 30 days notice to the Collateral Agent. If the Collateral Agent at any time shall resign or be removed under this Agreement, the Required Secured Parties may appoint the Administrative Agent, the Trustee or another Secured Party that is a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000 as a successor Collateral Agent which shall thereupon become the Collateral Agent hereunder. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving notice of resignation or within 30 days after the Removing Secured Parties' giving notice of removal, then the retiring Collateral Agent (in the case of resignation) or the Removing Secured Parties (in the case of removal) shall, on behalf of the Secured Parties, appoint a successor Collateral Agent, which shall be the Administrative Agent, the Trustee or one of the other Secured Parties that is a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; PROVIDED, HOWEVER, that if, such retiring Collateral Agent is unable to find a replacement which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Secured Parties shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Secured Parties appoint a successor as provided for above. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Collateral Documents. After any retiring Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Collateral Documents, and the third sentence of SECTION 8.1.1 and Sections 9.3 and 9.4 shall continue to inure to its benefit.

         SECTION 8.1.4. CREDIT EXTENSIONS BY THE COLLATERAL AGENT. The Collateral Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates and (y) the Senior Notes held by it or any of its Affiliates as any other Secured Party and may exercise the same as if it were not the Collateral Agent. The Collateral Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if the Collateral Agent were not the Collateral Agent hereunder.

         SECTION 8.1.5. CREDIT DECISIONS. Each Secured Party acknowledges that it has, independently of the Collateral Agent and each other Secured Party, and based on such Secured Party's review of the financial information of the Borrower and its Subsidiaries, the Secured Documents to which it is a party or which inure to the benefit of such Secured Party (the terms and provisions of which being satisfactory to such Secured Party) and such other documents, information and investigations as such Secured Party has deemed appropriate, made its own credit decision to make its Credit Extension or acquire its Senior Note. Each Secured Party also acknowledges that it will, independently of the Collateral Agent and each other Secured Party, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under such Secured Documents.

         SECTION 8.1.6. COPIES, ETC. The Collateral Agent shall give prompt notice to each of the Administrative Agent and the Trustee of each notice required to be given to the Collateral Agent by the Borrower hereunder (unless concurrently delivered to such Secured Party by the Borrower).

         SECTION 8.1.7. RELIANCE BY THE COLLATERAL AGENT. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by the Collateral Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties as is required in such circumstance, and such instructions of the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Collateral Agent shall be entitled to rely upon each certificate provided to it under SECTION 7.2(b). Unless it has actual knowledge evidenced by way of written notice from any Secured Hedging Counterparty and the Borrower to the contrary, the Collateral Agent, in acting in such capacity under the Collateral Documents, shall be entitled to assume that no Rate Protection Agreements or Secured Obligations in respect thereof are in existence or outstanding between any Secured Hedging Counterparty and the Borrower.

         SECTION 8.1.8. DEFAULTS. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Collateral Agent has received a written notice from the Administrative Agent, the Trustee, any other Secured Party or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Collateral Agent receives such a notice of the occurrence of a Specified Default, the Collateral Agent shall give prompt notice thereof to the Administrative Agent, the Trustee and each Secured Hedging Counterparty. The Collateral Agent shall take such actio n with respect to such Specified Default to the extent action can be taken hereunder or under applicable law as shall be directed by the Required Secured Parties; provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Specified Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Secured Parties.

         SECTION 8.1.9. RELEASE OF COLLATERAL. Each Secured Party irrevocably authorizes the Collateral Agent to release any Lien granted to or held by or in favor of the Collateral Agent for the benefit of the Secured Parties upon the occurrence of the Termination Date or in connection with any Collateral being disposed of in accordance with the terms of Section 7.2.10 of the Credit Agreement and the other relevant provisions of the Credit Agreement (including as a result of the disposition of any direct Subsidiary of the Borrower that has guaranteed any of the Secured Obligations and whose Capital Stock constitutes Collateral); PROVIDED, HOWEVER, that the Collateral Agent may, prior to any such release, request that the Borrower certify in a written notice delivered to the Collateral Agent (with such detail as the Collateral Agent may reasonably request) that such disposition or release is made in compliance with the terms of the Credit Agreement. The Collateral Agent shall be entitled to rely upon such written notification and shall not be obligated to confirm with any Secured Party that the Collateral Agent is authorized to release any particular types or items of Collateral (including the Capital Stock of any such Subsidiary) under the Collateral Documents pursuant to this SECTION 8.1.9. Upon any such disposition or termination, the Collateral Agent shall, at the Borrower's sole expense, deliver to the Borrower, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

         SECTION 8.2. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Collateral Agent's discretion, following the occurrence and during the continuance of a Specified Event, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

                  (d) to perform the affirmative obligations of the Borrower hereunder.

The Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 8.3. COLLATERAL AGENT MAY PERFORM. If the Borrower fails to perform any agreement contained herein within 30 days after written notice from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower pursuant to
Section 9.3.

         SECTION 8.4. COLLATERAL AGENT HAS NO DUTY. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 8.5. REASONABLE CARE. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Borrower reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Event, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. LOAN DOCUMENT. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 9.2. SUPREMACY OF THIS AGREEMENT. In the event any conflict between the provisions of this Agreement and the provisions of any other Secured Document, the provisions of this Agreement shall control.

         SECTION 9.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of the Collateral Agent (including the fees and reasonable out-of-pocket expenses of its counsel and local and foreign counsel, if any) in connection with

                  (a) the negotiation, preparation, execution and delivery and ongoing administration of each Collateral Document, including schedules and exhibits, any amendments, waivers, consents, supplements or other modifications to any Collateral Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby or any Secured Document are consummated;

                  (b) the filing or recording of any Collateral Document (including any financing or continuation statement) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the date hereof in jurisdictions where financing or continuation statements (or other documents evidencing Liens in favor of the Collateral Agent) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Collateral Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Collateral Document.

The Borrower further agrees to pay, and to save the Collateral Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Collateral Document. The Borrower also agrees to reimburse the Collateral Agent upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to the Collateral Agent) incurred by the Collateral Agent in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Secured Obligations and
(y) the enforcement of any Secured Obligations.

Any amounts due by the Borrower under this Section 9.3 shall be in addition to (and not in limitation of) any amounts due to any Secured Party under any other Secured Document.

         SECTION 9.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Collateral Agent, the Borrower hereby indemnifies, exonerates and holds the Collateral Agent and each of its officers, directors, employees and agents (collectively, the

"INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Senior Notes or of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;

                  (b) the entering into and performance of any Collateral Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V of the Credit Agreement not to fund any Credit Extension, PROVIDED that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary thereof of all or any portio n of the Capital Stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release or threatened Release by the Borrower or any Subsidiary thereof of any Hazardous Material;

                  (e) any investigation, claim, litigation, or proceeding related to personal injury arising from exposure or alleged exposure to Hazardous Materials handled by the Borrower or any of its Subsidiaries;

                  (f) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or Subsidiary; or

                  (g) the Collateral Agent's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of the Borrower or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Collateral Agent's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. The Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar la w now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, the Borrower's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Any amounts due by the Borrower under this SECTION 9.3 shall be in addition to (and not in limitation of) any amounts due to any Secured Party under any other Secured Document.

         SECTION 9.5. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Borrower from its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Required Secured Parties) and if such amendment, waiver or consent affects the Borrower, the Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.6. NO ADDITIONAL RIGHTS FOR THE BORROWER HEREUNDER. If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower by its acknowledgment and execution of this Agreement, agrees that it shall not use such violation as a defense to an Enforcement by such party under any Secured Document nor assert such violation as counterclaim or basis for setoff or recoupment against such party.

         SECTION 9.7. FURTHER ASSURANCES. Each Secured Party shall cooperate fully with the Collateral Agent and each other Secured Party, to the end that the terms and provisions of this Agreement may be promptly and fully carried out and shall, from time to time, execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms of this Agreement.

         SECTION 9.8. SPECIFIC PERFORMANCE. The parties acknowledge that no adequate remedy of law exists for breach of their respective obligations under this Agreement and therefore that, in the event any party fails to comply with its obligations hereunder, the other parties hereto shall have the right to obtain specific performance of the obligations of such defaulting party or such other equitable relief as may be available.

         SECTION 9.9. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Borrower and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; PROVIDED that the Borrower may not (unless otherwise permitted under the terms of each of the

Credit Agreement and the Indenture) assign any of its obligations hereunder without the prior written consent of the Required Secured Parties.

         SECTION 9.10. NO WAIVER; REMEDIES. In addition to, and not in limitation of SECTION 2.4, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.11. NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in SCHEDULE III hereto or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed. Notices to the Holders and the Lenders and the Issuer may be made in care of the Trustee and the Administrative Agent, respectively, in accordance with the first sentence of this Section.

         SECTION 9.12. HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

         SECTION 9.13. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.14. FOREIGN PLEDGE AGREEMENTS. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Collateral Agent for its benefit and the ratable benefit of the other Secured Parties, the Borrower and the Collateral Agent hereby agree that the terms and provisions of this Agreement in respect of any Collateral subject to the pledge or other Lien of a Foreign Pledge Agreement are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Collateral Agent and the other Secured Parties under such Foreign Pledge Agreement and under applicable law to the extent consistent with applicable law; PROVIDED, that, in the event that the terms of this Agreement conflict or are inconsistent with the applicable Foreign Pledge Agreement or applicable law governing such Foreign Pledge Agreement, (i) to the extent that the provisions of such Foreign Pledge Agreement or applicable foreign law are, under applicable foreign law, necessary for the creation, perfection or priority of the security interests in the Collateral subject to such Foreign Pledge Agreement, the terms of such Foreign Pledge Agreement or such applicable law shall be controlling and
(ii) otherwise, the terms hereof shall be controlling.

         SECTION 9.15. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and the Trustee (or notice thereof satisfactory to the Collateral Agent) shall have been received by the Collateral Agent.

         SECTION 9.16. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. The Collateral Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.17. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE TRUSTEE OR ANY OTHER SECURED PARTY SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK. EACH OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE TRUSTEE AND, BY ACCEPTING THIS AGREEMENT AND THE BENEFITS HEREOF, EACH OTHER SECURED PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 9.11. EACH OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE TRUSTEE AND, BY ACCEPTING THIS AGREEMENT AND THE BENEFITS HEREOF, EACH OTHER SECURED PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND EACH APPLICABLE APPELLATE COURT. EACH OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE TRUSTEE AND, BY ACCEPTING THIS AGREEMENT AND THE BENEFITS HEREOF, EACH OTHER SECURED PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT

IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE TRUSTEE OR ANY OTHER SECURED PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE TRUSTEE AND, BY ACCEPTING THIS AGREEMENT AND THE BENEFITS HEREOF, SUCH SECURED PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

         SECTION 9.18. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT AND THE TRUSTEE AND, BY ACCEPTING THIS AGREEMENT AND THE BENEFITS HEREOF, EACH OTHER SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE TRUSTEE OR ANY OTHER SECURED PARTY AND EACH SUCH PERSON ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE SECURED DOCUMENTS, THE LENDERS AND THE ISSUER MAKING CREDIT EXTENSIONS AND THE HOLDERS ACQUIRING THE SENIOR NOTES.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

                                 ROADWAY CORPORATION


                                 By: /s/ Joseph R. Boni III
                                     -------------------------------------
                                     Name: Joseph R. Boni III
                                     Title: Treasurer





                                 CREDIT SUISSE FIRST BOSTON, as
                                     Collateral Agent and as Administrative
                                     Agent


                                 By: /s/ Julia P. Kingsbury
                                     --------------------------------------
                                     Name: Julia P. Kingsbury
                                     Title: Vice President


                                 By: /s/ Mark E. Gleason
                                     --------------------------------------
                                     Name: Mark E. Gleason
                                     Title: Director





                                 SUNTRUST BANK, as Trustee


                                 By: /s/ Walter L. Duke, Jr.
                                     ---------------------------------------
                                     Name: Walter L. Duke, Jr.
                                     Title: Group Vice President

                                                                      SCHEDULE I
                        to Borrower Pledge, Security and Intercreditor Agreement



                              PLEDGED SUBSIDIARIES
                              --------------------



Item A.  Corporations

                                                          Capital Stock
Issuer                       Authorized Shares       Outstanding Shares    % of Shares Pledged
Roadway Express,
Inc.                                1000                      100             100%

Arnold Industries, Inc.             100                       100             100%



Item B. Limited Liability Companies whose Limited Liability Company Interests

(1)  Are Evidenced by Certificate Securities

                               Type of Limited Liability         % of Limited Liability Company
Issuer                             Company Interests                    Interests Pledged
None.





(2)  Are Not Evidenced by Certificate Securities


                               Type of Limited Liability         % of Limited Liability Company
Issuer                             Company Interests                    Interests Pledged
None.

Item C.  Partnerships whose Partnership Interests

(1)  Are Evidenced by Certificate Securities

Issuer                       Type of Partnership Interests    % of Partnership Interests Pledged
None.





(2)  Are Not Evidenced by Certificate Securities

Issuer                       Type of Partnership Interests      % of Partnership Interests Pledged
None.





Item D.  OTHER SUBSIDIARIES

Reimer Express Lines Ltd.

New Penn Motor Express, Inc.

Arnold Transportation Services, Inc.

                                                                     SCHEDULE II
                        to Borrower Pledge, Security and Intercreditor Agreement



Item A.  Trade Names:  N/A





Item B.  Merger or Other Corporate Reorganization:  N/A





Item C.  Federal Taxpayer Identification Number:  34-1956254

                                                                    SCHEDULE III



                               NOTICE INFORMATION
                               ------------------



BORROWER

Address:      Roadway Corporation
              1077 Gorge Boulevard
              P.O. Box 471
              Akron, Ohio 44309

Facsimile No: 303-258-6082

Attention:    Treasurer


COLLATERAL AGENT

Address:     Credit Suisse First Boston
             11 Madison Avenue
             New York, New York 10010

Facsimile No: 212-325-8615

Attention:   Mark Gleason


ADMINISTRATIVE AGENT

Address:     Credit Suisse First Boston
             11 Madison Avenue
             New York, New York 10010

Facsimile No: 212-325-8615

Attention:   Mark Gleason


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TRUSTEE

Address:       SunTrust Bank
               424 Church Street, 6(th) Floor
               Nashville, Tennessee 37219

Facsimile No:  615-748-5331

Attention:     Corporate Trust Department